Chembio Appoints Paul Lambotte as
Vice President, Product Development

MEDFORD, NY, January 8, 2015  - Chembio Diagnostics Systems, Inc. (Nasdaq: CEMI), a leader in point-of-care (POC) diagnostic tests for infectious diseases, today announced the appointment of Paul Lambotte, Ph.D., as Vice President, Product Development.
In this newly created position, Dr. Lambotte joins Chembio's Executive Leadership Team reporting to Sharon Klugewicz, Chief Operating Officer, and has responsibility for leading Chembio's internally-funded Product Development programs. Javan Esfandiari, Chembio's Chief Science & Technology Officer, continues to lead Chembio's externally-funded Research programs, reporting to John Sperzel, Chief Executive Officer.
Dr. Lambotte brings over 25 years of product development leadership in the area of POC in-vitro diagnostic technologies, Lateral Flow Immunoassay, and Molecular Platform development. During his career, he held senior product development positions in companies such as Quidel Corporation, where he led development of an Influenza rapid test and more recently at AXXIN Pty Ltd, where he served as Chief Scientific Officer, leading development activities for an instrument platform with a microfluidic disposable for rapid and accurate detection of drugs of abuse.  Dr. Lambotte holds a Ph.D. in Biochemistry and a Master's degree in Chemistry from the University of Mons, Belgium.

Commenting on his appointment, Dr. Lambotte said, "Chembio has developed several highly sensitive POC tests, using the Dual Path Platform (DPP®) technology, which has significant advantages over traditional lateral-flow technology in sensitivity and is unmatched in its ability to offer multiple test results with a single patient sample. I am excited about the opportunity to leverage this technology and join a talented and dedicated team".  The DPP® POC technology was developed at Chembio, granted initial patent protection in 2007, and has been successfully commercialized as two infectious disease products: DPP® HIV 1/2 Assay and DPP® HIV-Syphilis Combination Assay.
"Paul is an accomplished executive with an extensive background in POC test product development, and I am very pleased to welcome him to Chembio," said COO Sharon Klugewicz.  "His experience in POC assay development and strategic leadership will be of great value as we work to accelerate and commercialize our new product pipeline".

John Sperzel, Chembio's Chief Executive Officer, said, "Paul's appointment further demonstrates Chembio's commitment to building a highly-expert team that is passionate about developing and commercializing next-generation POC technologies that serve the needs of our customers, and to achieve our goal to further develop innovative, sensitive and specific POC diagnostic tests for detection of multiple disease conditions.  We are thrilled to have him on our team".

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $8.0 billion point-of-care testing market. Chembio markets its DPP® HIV 1/2 Assay and HIV 1/2 STAT-PAK® Assay in the U.S. and internationally. The Company's SURE CHECK® HIV 1/2 Assay is marketed exclusively in the U.S. as Clearview® Complete. Outside the U.S., Chembio markets its SURE CHECK® HIV 1/2 Assay through distributors.

Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology provides Chembio with a significant pipeline of business opportunities for the development and manufacture of new products.

Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Chembio Diagnostic Systems, Inc. is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

Vida Strategic Partners (investor relations)
Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com